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                                                                    EXHIBIT 10.1

                             APPLIED MATERIALS, INC.
                               STOCK PURCHASE PLAN
                             FOR OFFSHORE EMPLOYEES
                       (AS AMENDED THROUGH APRIL 16, 2002)

1.       ESTABLISHMENT; PURPOSE

                  Effective as of October 16, 1995, the Corporation hereby establishes the Applied Materials, Inc. Employees' Stock Purchase Plan for Offshore Employees on the following terms and conditions. The Plan is intended to encourage ownership of Common Stock of the Corporation by selected Offshore Employees of Affiliates of the Company ("Eligible Employees") and to provide incentives for them to exert maximum efforts for the success of the Corporation. By extending to Eligible Employees the opportunity to acquire proprietary interests in the Corporation and to participate in its success, the Plan may be expected to benefit the Corporation and its shareholders by making it possible to attract and retain qualified employees.

2.       DEFINITIONS

                  The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

                  2.1 "Affiliate" means any direct or indirect subsidiary of the Corporation which has been designated by the Board as a corporation employees of which may participate in the Plan.

                  2.2 "Board" means the Board of Directors of the Corporation, as from time to time constituted.

                  2.3 "Common Stock" means the common stock of the Corporation.

                  2.4 "Corporation" means Applied Materials, Inc., a Delaware Corporation.

                  2.5 "Eligible Employee" means any Offshore Employee eligible to participate in the Plan in accordance with Section 5.

                  2.6 "Grant Date" means that date specified by the Board of the Committee for the granting of options in an Offering under the Plan.

                  2.7 "Offshore Employee" means a natural person employed by an Affiliate who is neither a U.S. citizen nor a U.S. resident for U.S. tax purposes.

                  2.8 "Option" means an option to acquire Common Stock under the terms of this Plan.

                  2.9 "Participating Employee" means, with respect to each Offering under the Plan, any Eligible Employee who has elected to participate in accordance with Section 7.

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                  2.10     "Plan" means this Stock Purchase Plan for Offshore
Employees as amended from time to time.

                  2.11 "Plan Administrator" means the employee or employees of the Corporation selected by the Board or the Committee (if authorized by the Board under Section 4.3) to perform certain ministerial duties in the administration of the Plan.

3.       STOCK SUBJECT TO THE PLAN

                  No more than 12,800,000 shares of Common Stock may be issued upon the exercise of Options granted under the Plan, subject to adjustments as provided in Section 9, which may be unissued shares, reacquired shares, or shares brought on the market. If any Option which shall have been granted shall expire or terminate for any reason without having been exercised in full, the unpurchased shares shall again become available for purposes of the Plan (unless the Plan shall have been terminated).

4.       ADMINISTRATION

                  4.1 The Plan shall be administered by the Board except to the extent that the Board shall delegate responsibility for the administration of the Plan as stated in Section 4.3.

                  4.2 The Board shall have the plenary power, subject to and within the limits of the express provisions of the Plan:

                           (a) To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, shall generally determine all questions of policy and expediency that may arise, and may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any instrument associated with the Plan, in such manner and to such extent as the Board shall deem necessary to make the Plan fully effective.

                           (b) To establish the terms of each Offering of Common Stock under the Plan.

                  4.3 The Board, by resolution, may delegate responsibility for the administration of the Plan or any part thereof, to a committee (the "Committee") composed of members of the Board. The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board. To the extent that responsibility for the administration of the Plan is delegated to the Committee, the Committee shall have the powers theretofore possessed by the Board, and to the extent that the Committee has been authorized to act, all references in this Plan to the Board shall include the Committee, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as, from time to time, may be adopted by the Board. The Board at any time, by resolution, may revoke such delegation and re-vest in the Board all or any part of the responsibility for the administration of the Plan.

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                  4.4      The Board or Committee (if authorized by the Board)
may delegate to the Plan Administrator the responsibility to perform certain ministerial duties in the administration of the Plan as are specified in the Plan. To the extent that the Board or Committee has not delegated such duties to the Plan Administrator, all references in this Plan to Plan Administrator shall include Board or Committee, as appropriate.

5.       ELIGIBILITY

                  The Committee shall designate the Eligible Employees who shall be eligible to participate in any Offering under the Plan.

6.       OFFERINGS

                  During the term of the Plan, the Corporation will make one or more Offerings ("Offering") in which Options to purchase Common Stock will be granted to Eligible Employees under the Plan. The terms and conditions of Options to be granted in any such Offering will be determined by the Board under
Section 7. In connection with any Offering, if the number of shares for which Eligible Employees elect to participate shall be greater than the shares remaining available, the available shares shall, at the end of the Offering Period, be allocated among the Participating Employees pro rata on the basis of the number of shares for which each has elected to participate.

7.       TERMS AND CONDITIONS OF OPTIONS

                  7.1 Subject to the limitations herein contained, the Board shall determine the terms of Options in each Offering all of which shall be granted on the same date (the "Grant Date").

                  7.2 The Option price per share for each Offering shall be as determined by the Board.

                  7.3 The expiration date of the Options granted under each Offering shall be determined by the Board on or prior to the Grant Date for such Offering.

                  7.4 All Eligible Employees to whom Options are granted shall be entitled to purchase the number of full shares as shall be established by the Board at the Grant Date. Each eligible Employee may elect to participate for less than the maximum number of shares which he or she is entitled to purchase under his or her Option. If an Eligible Employee elects to participate for less than the maximum number of shares which he or she is entitled to purchase, his or her Option shall at that time terminate and become void to the extent of the number of shares for which he or she does not elect to participate.

                  7.5 Each Eligible Employee who desires to participate in an Offering shall elect to do so by completing and delivering to the Plan Administrator or a person designated by the Plan Administrator in a timely fashion such form or forms as may be prescribed by the Board.

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                  7.6      A Participating Employee shall exercise his or her
Option by delivering notice of exercise to the Plan Administration or a person designated by the Plan Administrator at such time and in such form and manner as the Board shall prescribe.

                  7.7 Upon exercise of an Option, full payment for the shares subject to the Option shall be made in such form or manner as the Board shall fix.

                  7.8 The Board may (but is not required to) establish on such terms and conditions as it shall determine a payroll deduction system for the purchase of shares covered by the Options hereunder. If there are payroll deductions under any Offering, the Corporation or an Affiliate shall maintain a payroll deduction account for each Participating Employee. The Board may (but is not required to) provide for interest at such rate as the Board shall determine to be credited to the payroll deduction accounts.

                  7.9 The Board shall establish rules, terms and conditions for each Offering governing the exercise of outstanding Options in the event of a Participating Employee's termination of employment or change in employment status.

                  7.10 The Corporation will seek to obtain from each regulatory committee or agency having jurisdiction such authority as may be required to issue and sell shares of Common Stock to satisfy Options granted under the Plan. Inability of the Corporation to obtain from any such regulatory commission or agency authority which counsel for the Corporation deems necessary for the lawful issuance and sale of its Common Stock to satisfy Options granted under the Plan, shall relieve the Corporation from any liability for failure to issue and sell Common Stock to satisfy such Options pending the time when such authority is obtained or is obtainable.

                  7.11 Neither an Eligible Employee to whom an Option is granted under the Plan nor his or her transferee shall have any rights as a stockholder with respect to any shares covered by his or her Option until the date of the issuance of a stock certificate to him for such shares.

                  7.12 Options granted under the Plan shall not be transferable, except by will or by the laws of descent and distribution, and may be exercised during the lifetime of a Participating Employee only by him.

                  7.13 Each Option granted under the Plan shall be evidenced by such instrument or documentation, if any, as the Board shall establish, which shall be dated the Grant Date and shall comply with and be subject to the terms and conditions of the Plan.

                  7.14 Nothing in the Plan or in any Option granted under the Plan shall confer on any Participating Employee any right to continue in the employ of the Corporation or any of its Affiliates or to interfere in any way with the right of the Corporation or any of its Affiliates to terminate his or her employment at any time.

8.       FUNDS

                  Any amounts held by any Affiliate in payroll deduction accounts under the Plan may be used for any corporate purpose of the Affiliate.

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9.       ADJUSTMENT IN NUMBER OF SHARES AND IN OPTION PRICE

                  In the event there is any change in the Common Stock through declarations of stock dividends or stock split-ups, recapitalizations resulting in stock split-ups, or combinations or exchanges of shares, or otherwise, appropriate adjustments in the number of shares available for Option, as well as the shares subject to any Option and the Option price thereof, shall be made, provided that no fractional shares shall be subject to an Option and each Option shall be adjusted down to the nearest full share.

10.      AMENDMENT OF THE PLAN

                  The Board at any time, and from time to time, may amend the Plan, provided, however, the rights and obligations under the Option granted before an amendment of the Plan is made effective shall not be altered or impaired by the amendment without the consent of the Eligible Employee to whom the Option was granted or the person to whom rights under the Option shall have passed by will or by the laws of descent and distribution.

11.      TERMINATION OR SUSPENSION OF THE PLAN

                  The Board may at any time suspend or terminate the Plan. No Offering shall be made under the Plan while it is suspended or after it is terminated.

12.      EXECUTION

                  IN WITNESS WHEREOF, Applied Materials, Inc., by its duly authorized officer, has executed the Plan on the date indicated below.

                                                     APPLIED MATERIALS, INC.

Dated: _______________                               By ________________________
                                                      Title: ___________________

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